EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The DIRECTV Group, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-111469 on Form S-8 of our report dated May 24, 2004 appearing in this Annual Report on Form 11-K of The Hughes Non-Bargaining Employees Thrift and Savings Plan and The Hughes Savings Plus Plan for the year ended November 30, 2003.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Los Angeles, California

May 26, 2004